UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 22, 2013

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey		07095
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:            (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07            Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders was held on May 22, 2013 (the “Annual Meeting”).  The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the votes of stockholders were as follows:

Matter  1.  The election of three directors, each for a three-year term.

NAME	FOR	WITHHELD	BROKER NON-VOTES
John R. Bowen	28,022,737	475,026	16,720,299
Gil Chapman	27,994,822	502,941	16,720,299
John J. DePierro	27,976,877	520,886	16,720,299

Matter 2. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
44,914,576	272,465	31,021	0

Matter  3.    An advisory (non-binding) resolution to approve the executive compensation described in the Proxy Statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,682,102	758,368	57,292	16,720,300

Matter 4.   An advisory (non-binding) proposal with respect to the frequency that stockholders will vote on our executive compensation.

One Year	Two Years	Three Years	ABSTAIN	BROKER NON-VOTES
26,362,282	272,465	1,834,820	28,195	16,720,300

Item 9.01.            Financial Statements and Exhibits.

None

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: May 22, 2013	By: /s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)